UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2005

WellCare Health Plans, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8725 Henderson Road, Renaissance One, Tampa, Florida		33634
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(813) 290-6200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 24, 2005, the Registrant received an executed Amendment to Contract P01162 between the Secretary of the Department of Health and Human Services and the Registrant. The amendment permits WellCare of Florida, Inc., a wholly-owned subsidiary of the Registrant ("WellCare Florida") to begin marketing to Medicare beneficiaries for an April 1, 2005 effective date in Polk, Manatee and Duval counties in Florida. A copy of the amendment and the press release, dated February 28, 2005, announcing the amendment are attached as Exhibits 10.1 and 99.1, respectively, to this Current Report.

In the interest of providing interested parties with full access to its federal, state and county contracts, the Registrant has elected to file such contracts with the Securities and Exchange Commission. The Registrant does not believe that its business is substantially dependent on many of these contracts when each is taken individually.

Item 9.01. Financial Statements and Exhibits.

(c)Exhibits

10.1 Amendment to Contract P01162 between the Secretary of the Department of Health and Human Services and Wellcare Health Plans, Inc.
99.1 Press release, dated February 28, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WellCare Health Plans, Inc.

March 1, 2005	By:	/s/ THADDEUS BEREDAY

Name: THADDEUS BEREDAY
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Contract P01162 between the Secretary of the Department of Health and Human Services and WellCare Health Plans, Inc.
99.1	Press release, dated February 28, 2005.